UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement	communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement and Indenture

On December 13, 2017, Bristow Group Inc. (the “Company”) and its wholly-owned subsidiaries Bristow U.S. LLC, Bristow U.S. Leasing LLC, Bristow Alaska Inc., BHNA Holdings Inc. and Bristow Helicopters Inc. (collectively, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $125,000,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2023 (the “Initial Notes”), guaranteed on a senior unsecured basis by the Guarantors. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $18,750,000 aggregate principal amount of the Notes to cover over-allotments (the “Additional Notes” and, together with the Initial Notes, the “Notes”), which option was exercised in full on December 14, 2017. The issuance and sale of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-206535), and is being made pursuant to a prospectus supplement, dated December 13, 2017, and a base prospectus, dated July 21, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The offering closed on December 18, 2017. The net proceeds from the sale of the Notes were approximately $139.8 million (after deducting underwriting discounts and commissions and estimated offering expenses). The Notes were issued pursuant to an indenture dated as of June 17, 2008 (the “Base Indenture”), among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture thereto dated as of December 18, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. The Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial conversion price of the Notes is approximately $15.64 (subject to adjustment in certain circumstances), based on the initial conversion rate of 63.9488 shares of the Company’s common stock per $1,000 principal amount of Notes. The Notes will bear interest at a rate of 4.50% per year, payable semi-annually in arrears on June 1 and December 1 of each year and beginning on June 1, 2018. The Notes will mature on June 1, 2023 and may not be redeemed by the Company prior to maturity. Prior to December 1, 2022, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes are senior unsecured obligations of the Company.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The form of the Notes issued pursuant to the Indenture is attached as an exhibit to the Supplemental Indenture and the terms and conditions thereof are incorporated by reference herein. Certain legal opinions related to the Notes are attached as Exhibit 5.1, Exhibit 5.2 and Exhibit 5.3 hereto.

As more fully described in the prospectus supplement, certain of the Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business, for which they have received and would receive customary compensation.

A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.1 hereto.

Convertible Note Hedge and Warrant Transactions

On December 13, 2017, in connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Base Note Hedge Transactions”) with each of Credit Suisse Capital LLC, Barclays Bank PLC, Citibank, N.A. and JP Morgan Chase Bank, National Association (the “Option Counterparties”). On December 14, 2017, in connection with the Underwriters’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (the “Additional Note Hedge Transactions” and, together with the Base Note Hedge Transactions, the “Note Hedge Transactions”).

The Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Note Hedge Transactions, which is initially $15.64 (subject to adjustment), corresponding approximately to the initial conversion price of the Notes.

On December 13, 2017, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Base Warrant Transactions”), and on December 14, 2017, the Company entered into additional privately negotiated warrant transactions with the Option Counterparties (the “Additional Warrant Transactions” and, together with the Base Warrant Transactions, the “Warrant Transactions”), in which it sold net-share-settled warrants to the Option Counterparties initially relating to the same number of shares of the Company’s common stock initially underlying the Notes, subject to customary anti-dilution adjustments. The strike price of the warrants will initially be approximately $20.02 per share (subject to adjustment), which is 60% above the last reported sale price of the Company’s common stock on the New York Stock Exchange on December 13, 2017. The Warrant Transactions could have a dilutive effect to the Company’s stockholders to the extent the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing description of the Note Hedge Transactions and the Warrant Transactions is qualified in its entirety by reference to the full text of the confirmations of the Note Hedge Transactions and the Warrant Transactions, which are attached as Exhibits 10.1 through 10.16 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Indenture is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under the heading “Convertible Note Hedge and Warrant Transactions” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The warrants were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated December 13, 2017, among the Company, the Guarantors and the representatives of the several underwriters named therein.

4.1	Indenture, dated as of June 17, 2008, among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 17, 2008 (File No. 001-31617)).

4.2	Sixth Supplemental Indenture, dated as of December 18, 2017, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.3	Form of 4.50% Senior Convertible Note due 2023 (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of Phelps Dunbar LLP.

5.3	Opinion of Davis Wright Tremaine LLP.

10.1	Letter Agreement, dated December 13, 2017, between Credit Suisse Capital LLC and the Company, regarding the Base Warrants.

10.2	Letter Agreement, dated December 13, 2017, between Barclays Bank PLC and the Company, regarding the Base Warrants.

10.3	Letter Agreement, dated December 13, 2017, between Citibank, N.A., and the Company, regarding the Base Warrants.

10.4	Letter Agreement, dated December 13, 2017, between JPMorgan Chase Bank, National Association, and the Company, regarding the Base Warrants.

10.5	Letter Agreement, dated December 13, 2017, between Credit Suisse Capital LLC and the Company, regarding the Base Call Option Transaction.

10.6	Letter Agreement, dated December 13, 2017, between Barclays Bank PLC and the Company, regarding the Base Call Option Transaction.

10.7	Letter Agreement, dated December 13, 2017, between Citibank, N.A., and the Company, regarding the Base Call Option Transaction.

10.8	Letter Agreement, dated December 13, 2017, between JPMorgan Chase Bank, National Association, and the Company, regarding the Base Call Option Transaction.

10.9	Letter Agreement, dated December 14, 2017, between Credit Suisse Capital LLC and the Company, regarding the Additional Warrants.

10.10	Letter Agreement, dated December 14, 2017, between Barclays Bank PLC and the Company, regarding the Additional Warrants.

10.11	Letter Agreement, dated December 14, 2017, between Citibank, N.A., and the Company, regarding the Additional Warrants.

10.12	Letter Agreement, dated December 14, 2017, between JPMorgan Chase Bank, National Association, and the Company, regarding the Additional Warrants.

10.13	Letter Agreement, dated December 14, 2017, between Credit Suisse Capital LLC and the Company, regarding the Additional Call Option Transaction.

10.14	Letter Agreement, dated December 14, 2017, between Barclays Bank PLC and the Company, regarding the Additional Call Option Transaction.

10.15	Letter Agreement, dated December 14, 2017, between Citibank, N.A., and the Company, regarding the Additional Call Option Transaction.

10.16	Letter Agreement, dated December 14, 2017, between JPMorgan Chase Bank, National Association, and the Company, regarding the Additional Call Option Transaction.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5.2).

23.3	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.3).

99.1	Press Release announcing the pricing of the offering, dated December 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: December 18, 2017	By:	/s/ Timothy J. Knapp
Timothy J. Knapp
Senior Vice President, General Counsel and Corporate Secretary